Exhibit 10.1

SOFT-EX COMMUNICATIONS LIMITED

AND

IAN SPARLING

EMPLOYMENT AGREEMENT

THIS AGREEMENT is effective 01 May 2014 and made between:

(1)
Soft-ex Communications Limited, the “Company”

(2)
Ian Sparling, the Chief Executive Officer, “CEO”

IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement the following expressions have the following meanings and cognate words are to be construed accordingly:

the Board means the board of directors of the Company;

the Compensation Committee means the Compensation Committee of the Board of Directors of WidePoint Corporation;

A resignation by CEO shall not be deemed to be voluntary and shall be deemed to be a resignation with Good Reason if it is based upon (i) a material diminution in CEO’s title, duties, responsibilities, authority or salary; (ii) a material reduction in bonus target or benefits; (iii) a requirement that the CEO relocate; or (iv) the Company’s material breach of this Agreement, provided that CEO cannot terminate CEO’s employment for Good Reason unless CEO has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 90 days of CEO’s knowledge of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances if they are susceptible to cure. If CEO does not terminate CEO’s employment for Good Reason within 180 days after the first occurrence of the applicable grounds, then CEO will be deemed to have waived CEO’s right to terminate for Good Reason with respect to such grounds.

Group means the Company and its Subsidiaries;

Subsidiary has the meaning given to that expression in section 155 of the Companies Act, 1963; and

WidePoint Companies shall mean the Companies, WidePoint Corporation and any direct or indirect Subsidiary of WidePoint Corporation.

Headings are inserted for convenience only and do not affect the construction of this Agreement and where the context so admits the singular includes the plural and vice versa.

2. EMPLOYMENT

2.1 The CEO shall serve the Company and any other members of the Group as may be required by the Board (together the “Companies”) subject to the terms and conditions hereinafter contained until the CEO’s appointment hereunder is terminated as hereinafter provided.

3. RESPONSIBILITIES

3.1 The CEO shall perform the duties and be entitled to exercise the powers which are from time to time assigned to him or vested in him by the Board, whether or not those duties shall be of a nature normally performed by an employee holding the position of the CEO.

3.2 The CEO shall, unless prevented by illness or if otherwise agreed by the Board, devote the whole of his business time and attention to his duties, and to the business of the Companies, other than those specifically approved by the Board, and shall well and faithfully serve and use his best endeavours to promote the interests of the Companies at all times.

3.3 The CEO shall use his reasonable endeavors to promote, develop, and extend the business and interests of the Companies, and at all times and in all respects to conform to and comply with the proper and reasonable directions and regulations of the Board.

3.4 The CEO shall give to the Board and/or to such persons as it may direct such information and such explanations regarding the affairs of any of the Companies as the Board may require.

3.5 The CEO’s principal base of operation is within the Republic of Ireland but he shall travel to such places (whether within or outside the Republic of Ireland) in such manner and on such occasions as the Board may from time to time reasonably require.

4. REMUNERATION

4.1 The Company shall pay to the CEO an annual salary (paid monthly in arrears) of €200,000.00. The payment of such salary shall be net of PAYE and PRSI payments and all other statutory deductions required by law.

4.2 The salary payable to the CEO hereunder is the minimum salary payable and shall be reviewed annually in each calendar year on or before 1st May by the Board and the Compensation Committee against the background of inflation, national wage agreements and job enlargement (if any) in that calendar year. Any increase in salary agreed between the Company and the CEO will not affect the remainder of the terms of this Agreement which will remain in full force and effect notwithstanding such increase. The CEO shall also be eligible to receive annual bonus compensation of 50% of annual salary with potential to earn up to 100% of annual salary, as determined in the sole discretion of the Board and the Compensation Committee, with such bonus compensation and criteria to be reviewed by the Board and Compensation Committee on an annual basis.

4.3 The CEO shall receive an annual car allowance that will be subject to tax as income. This annual allowance shall amount to €16,500 pa (to be adjusted for annual inflation on an annual basis) and the Company will reimburse all business mileage, at prevailing recommended Revenue guidelines. Appropriate documentation as required by the Revenue should be maintained by the CEO. The allowance shall be paid in equal monthly installments and shall be subject to all applicable taxes.

4.4 All expenses of the CEO properly incurred and vouched during the course of his employment shall be reimbursed by the Company.

4.5 The CEO shall remain a member of the Company’s employee benefit plan relating to income continuance and death-in-service benefits, and will remain a member of the Company’s pension scheme. The Company will contribute up to €15,000 pa to the Company’s pension scheme and the CEO is required to contribute a minimum of 3% of the CEO’s pensionable salary to the Company’s pension scheme.

4.6 The CEO will be eligible to participate in profit sharing schemes and performance-related bonus schemes of the Company which will be administered by the Board and the Compensation Committee. Entitlement in this regard lies exclusively at the discretion of the Board and the Compensation Committee.

4.7 The Company shall grant to CEO fifty thousand (50,000) restricted shares of common stock of WidePoint Corporation, with the vesting of the restrictions on such shares being performance-based, with such performance goals to be agreed upon by WidePoint Corporation and CEO. The restricted shares of common stock shall be evidenced by a restricted stock agreement between the CEO and WidePoint Corporation.

4.8 The Company shall discharge health insurance premiums for the CEO in accordance with Plan B of the Voluntary Health Insurance Board.

4.9 The Company shall disburse all telephone rental and charges incurred by the CEO. The Company shall pay the reasonable costs of broadband internet service supplied to the CEO’s primary residence.

4.10 The Company shall also pay the annual costs of subscription to Woodbook Golf Club (“Annual Golf Subscription”) and Chartered Accountants Ireland.

5. ANNUAL HOLIDAYS

The CEO is entitled to annual holidays of 25 working days. Public holidays are in addition to annual holidays together with any other holidays granted by the Company to employees as a whole.

6. WORKING HOURS

The CEO’s hours of work will be 9.00 a.m. - 5.30 p.m., Monday – Friday, included is a one hour lunch break and a ten minute break in the morning and afternoon. These times may vary for individual and operational reasons. The CEO’s work is of such a nature that from time to time the CEO may be required to work such additional hours as are necessary to complete particular tasks, and for no additional payment.

7. REASONABLENESS OF RESTRICTIONS

The CEO recognizes and agrees that, whilst performing the CEO’s duties for the Companies the CEO will have access to and come into contact with trade secrets and confidential information belonging to the WidePoint Companies and will obtain personal knowledge of and influence over its or their customers and/or employees. The CEO therefore agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the WidePoint Companies and related entities both during and after the termination of the CEO’s employment.

8. CONFIDENTIALITY

8.1 The CEO will not, except as authorised or required by the CEO’s duties, reveal to any person, persons or company any information of a confidential or proprietary nature, including (without limitation) any trade secrets, computer programs, software designs, diagrams or methods, secret or confidential operations, processes or dealings or any information concerning the organisation, business, finances, transactions or affairs of the WidePoint Companies or related entities or their existing or potential customers which may come to the CEO’s knowledge during the period of the CEO’s employment with the Company, including any such information which came to the CEO’s knowledge during his employment as Chief Executive Officer of Soft-Ex Holdings Limited (“Confidential Information”). The CEO will keep all Confidential Information entrusted to the CEO completely secret and will not use or attempt to use any Confidential Information in any manner which may injure or cause loss either directly or indirectly to the WidePoint Companies or their existing or potential customers or its or their business or businesses, or may be likely so to do. This restriction will continue to apply after the termination of the CEO’s employment without limit in point of time but will cease to apply to information or knowledge which may reasonably be said to have come into the public domain other than by reason of breach of the provisions of this Agreement.

8.2 The CEO will not during the term of the CEO’s employment with the Company make otherwise than for the benefit of the Company any notes or memoranda relating to any matter within the scope of the business of the WidePoint Companies or related entities or their existing or potential customers or concerning any of the dealings or affairs of any such company nor will the CEO either during the term of the CEO’s employment with the Company or afterwards use or permit to be used any such notes or memoranda otherwise than for the benefit of the Company, it being the intention of the parties that all such notes or memoranda made by the CEO will be the property of the Company and left at its offices upon the termination of the CEO’s employment with the Company.

8.3 On termination of the CEO’s employment hereunder, the CEO shall deliver to the Company all documents, papers, notes and other media of any description (including, without limitation, computer programs) in the CEO’s possession or under the CEO’s control which relate in any way to the affairs of the WidePoint Companies (or any of them) or to property in which the WidePoint Companies (or any of them) have an interest, and the CEO shall not retain any copies thereof.

9. INTELLECTUAL PROPERTY

9.1 In this clause 9, “IP” means all intellectual property rights of whatever nature, including:

(a)           copyright (present and future), moral rights, patents, trademarks, design rights and database rights (whether or not any of these is registered and including any applications for registration of any such rights);

(b)           know-how, Confidential Information and trade secrets and all rights or forms of protection of a similar nature or having similar effect to any of these which may exist anywhere in the world;

(c)           concept, discovery, invention, process, procedure, development or improvement in process or procedure;

(d)
data, design, formula, model, plans, drawings, documentation, database, computer program or software (including related preparatory and design materials) whether registrable or not and whether or not copyright or design rights subsist in it; and

(e)
any idea, method, information or know-how which is made, discovered, created or generated by the CEO whether alone or with others and whether or not in the course of the CEO’s employment which relates to or affects the business of the Company or which is capable of being used or adapted for use in connection with the Company.

9.2 The CEO will immediately disclose to the Board any discovery or invention or process or improvement in procedure made or discovered by the CEO (whether or not in conjunction with any other person or persons) while in the employment of the Company in connection with or in any way affecting or relating to the business of the Company or capable of being used or adapted for use therein or in connection therewith (“Inventions”). All Inventions will belong solely to the Company or such other person, persons or company as the Company may nominate for the purpose.

9.3 Any IP developed in whole or in part by the CEO during or in connection with the CEO’s employment with the Company will immediately vest in the Company (or a nominee of the Company where the Company requires) absolutely.

9.4 If and whenever required so to do (whether during or after the termination of the CEO’s employment) the CEO will without charge and at the expense of the Company or its nominee apply or join in applying for letters patent or other form of protection for any IP referred to in this clause 9 and execute all instruments and do all things considered necessary in the absolute discretion of the Company in relation to the said IP including vesting all right and title to such IP when obtained in the Company (or its nominee) as sole beneficial owner, or in such other person as the Company may require.

9.5 If the rights in the IP belong to the Company or are capable of doing so, the CEO will act as trustee for the Company in relation to them.

9.6 The CEO hereby irrevocably and unconditionally waives in favour of the Company the moral rights conferred on the CEO by the Copyright and Related Rights Act 2000 to 2007 in respect of any IP in which the copyright is vested in the Company under this clause or otherwise. The CEO may not under any circumstances exercise any IP against the Company or any of the WidePoint Companies or associated companies or any nominee of any of them.

9.7 If requested by the Company, whether during the CEO’s employment or when the CEO’s employment with the Company ceases, the CEO will, at the expense of the Company, do everything reasonably required by the Company (including executing documents) to:

(a)           Protect all current and future rights in the IP (by applying for letters patent or other appropriate form of protection) in Ireland or any other part of the world;

(b)           Vest, transfer or assign such protection or right as the case may be to the Company or its nominee with full title guarantee and the right to sue for past infringement and recover damages; and

(c)           Provide all reasonable assistance as the Company may require to obtain, maintain or enforce rights to the IP.

9.8 The CEO unconditionally and irrevocably appoints the Company to be the CEO’s attorney in the CEO’s name and on the CEO’s behalf to execute and do any such instruments or things and generally to use the CEO’s name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause 9. A certificate in writing signed by any executive or the Secretary of the Company that any instrument or act falls within the authority conferred in this clause 9.8 will be conclusive evidence that such is the case in favour of a third party.

9.9 By signing this Agreement the CEO acknowledges for the avoidance of doubt that any discovery, invention, process or improvement in procedure made or discovered by the CEO, any IP rights in any material created by the CEO and any preparatory or specification documents and materials created by the CEO in the course of the CEO’s employment with or engagement by the Company or any related entity during the period prior to the date of this Agreement is (and has been from the beginning) the property of and vests solely and absolutely in the Company and that the CEO shall disclose such immediately to the Company to the extent not already explicitly disclosed to the Company. The CEO also acknowledges that any rights of action which have accrued or will accrue vest solely and absolutely in the Company. The CEO agrees that at no time will the CEO attempt to assert any rights or make any claim in respect of any such IP rights against the Company or its licensees or successors in title.

9.10 For the avoidance of doubt, the termination of this Agreement (for whatever reason) shall not affect the operation of this clause 9.

10. TERMINATION

10.1 The Company may terminate the CEO’s employment hereunder on not less than 9 months ’ prior notice and the CEO may terminate his employment on not less than 3 months’ prior notice.

10.2 (i) The Company may terminate the CEO’s employment hereunder at any time by notice, with immediate effect, and (ii) the CEO may terminate the CEO’s employment hereunder at any time by notice, with immediate effect, for Good Reason (provided that the notice and cure provisions set forth in the definition of Good Reason above are satisfied), in each instance provided that the Company shall continue to pay to the CEO the remuneration set forth in Clause 4 of this Agreement and any accrued bonuses for a period of 9 months following any such termination by the Company (which shall be increased to 12 months following any such termination if such termination occurs within ninety (90) days prior to or twenty four (24) months following a Change of Control (as such term is defined in the WidePoint Corporation 2017 Omnibus Incentive Plan) of WidePoint Corporation or Soft-ex); provided, further, that in the event that the Annual Golf Subscription shall come due during such 9-month (or 12-month, as applicable) period, the Company shall only be liable to the CEO for a sum equal to the amount of such Annual Golf Subscription multiplied by a fraction, the numerator of which shall be the number of months during such 9-month period (or 12-month, as applicable) for which the payment of the Annual Golf Subscription shall be effective and the denominator of which is 12.

10.3 The Company may be entitled at its discretion after any notice is given under clause 10.1 or 10.2 to require the CEO to remain away from the places of business of the Companies during all or any part of the unexpired period of the notice, in which event the CEO shall comply with any reasonable conditions laid down by the Company during such period.

10.4 The CEO acknowledges that the terms of this Agreement are significantly more commercially beneficial to him than the terms of the employment agreement between Soft-Ex Holdings Limited and the CEO dated 19th June 2007 (“the 2007 Agreement”) which latter agreement is now determined. The CEO hereby acknowledges that he has no claim against Soft-Ex Holdings Limited or any Group Company as defined in the 2007 Agreement.

10.5 If the CEO:

10.5.1 is declared a bankrupt or applies for protection against his creditors generally;

10.5.2 is guilty of any fraud, serious misconduct or willful neglect to carry out his duties hereunder or commits any serious or repeated breach of this Agreement continued after warning;

10.5.3 is guilty of any serious repeated breach of non-observance of any of the stipulations contained in the Articles of Association of the Company or the provisions of the Companies Acts, 1963 to 1990;

10.5.4 is convicted of any offence under Part V of the Companies Act, 1990 or any other present or future statutory enactment or regulations relating to insider dealing;

10.5.5 ceases to be a director of any company by virtue of any provision of the Companies Acts, 1963 to 1990 (as the same may be amended from time to time) or he becomes subject to any declaration or order made by a court of competent jurisdiction restricting or disqualifying him from being a director of any company;

10.5.6 in the opinion of a majority of the Board becomes incapable by reason of mental disorder of discharging his duties as a director or employee of the Company or any other of the Companies;

10.5.7 is convicted of any indictable offence (other than an offence under the road traffic legislation for the time being in force for which a penalty of imprisonment is not enforced);

10.5.8 engages in any conduct which brings or is likely to bring serious discredit upon the Company;

10.5.9 persistently refuses to obey lawful instruction(s) from the Board or abandons the CEO’s duties without authorisation from the Board; or

10.5.10   materially or repeatedly breaches any other policy or procedure of the Company from time to time,

the Company may terminate the CEO’s employment hereunder by notice with immediate effect without compensation, and such termination will be without prejudice to any other rights and remedies of the Company in respect of any breach of this Agreement.

10.6 In any case where the Company is entitled to give a notice of termination under clause 10.5, it will be entitled instead to suspend the CEO, either on full or part pay, or without payment of salary and with or without the benefits or other perquisites arising hereunder including (without limitation) the benefits, expenses and perquisites referred to in clause 4.

10.7 In the event of notice of termination by either party, the Company may request the CEO to take “garden leave” and not to attend for work or perform duties during all or part of the notice period. However, during that time the CEO will continue to be employed by the Company and owe duties of fidelity and good faith to the Company and will remain bound by the terms of this Agreement. Alternatively, in the event of notice by the CEO, the Company may terminate the employment immediately by paying the CEO in lieu of such notice period.

10.8 The Company reserves the right to deduct from the CEO’s final salary any monies due and owing by the CEO to the Company. Where holidays have been taken by the CEO in excess of any holiday entitlement accrued by the CEO up to the termination of the CEO’s employment, the amount of salary paid to the CEO in respect of such excess holidays taken may be deducted by the Company from any salary due.

11. ILLNESS

11.1 The CEO shall continue to be paid during absence due to incapacity as a result of sickness or accident (such payments to be inclusive of any statutory sick pay or State benefits to which he may be entitled) for a total of up to 26 weeks in any one year of employment under this Agreement. Thereafter, the CEO shall continue to be paid salary solely at the discretion of the Company.

11.2 If the incapacity is or appears to be an occasion of actionable negligence of a third party in which damages are or may be recoverable, the CEO shall immediately notify the Board of that fact and of any claim, compromise settlement or judgment made or awarded in connection with it, and shall give to the Board all particulars which the Board may reasonably require and shall, if required by the Board, refund to the Company that part of any damages recovered related to the loss of earnings for the period of the incapacity as the Board may reasonably determine, provided that the amount to be refunded will not exceed the amount of damages or compensation recovered by him less any cost borne by the CEO in connection with the recovery of such damages or compensation and will not exceed the total remuneration paid to him by way of salary in respect of the period of the incapacity.

11.3 If the CEO is unable to carry out his duties hereunder for a period of 26 consecutive weeks or for periods totaling 182 days during any twelve consecutive calendar months due to illness, incapacity or for any other reason beyond his control, the Company will be entitled to treat this Agreement as frustrated and accordingly terminated. For the avoidance of doubt any termination of this Agreement pursuant to this clause 11.3 will be without prejudice to any entitlement which the CEO may have to permanent health insurance benefits under the Company’s pension scheme.

12. OFFICE OF DIRECTOR

Upon the termination of his employment hereunder, the CEO shall forthwith resign from his directorships of any members of the Group of which he is for the time being a director. The Company is accordingly irrevocably authorised to appoint some person in his name and on his behalf to execute all documents and to do all things requisite to give effect to such resignations.

12.1 During his employment under this Agreement the CEO shall not:

12.1.1 voluntarily do or refrain from doing any act whereby his office as a director of the Company is or becomes liable to be vacated; or

12.1.2 do anything that would cause him to be disqualified from continuing to act as a director.

12.2 Upon the termination by whatever means of this Agreement (save if the Company and the CEO enter into a further contract of employment) the CEO shall at the request of the Company immediately resign from office as a director of the Company and from such offices held by him in any other members of the Group as may be so requested, without claiming compensation, and deliver to the Company a letter under seal to this effect in a form approved by the Company and, in the event of his failure to do so, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign whatever such letters of resignation from the Company and other members of the Group of which the CEO is at the material time a director or other officer and to do such other things as are reasonably necessary to give effect to such resignations.

12.3 The CEO shall not, without the consent of the Company, at any time thereafter represent himself still to be connected with the Company or any members of the Group in any respect.

13. MEDICAL CLEARANCE

The Company reserves the right to call for a medical examination to determine the CEO’s fitness to work on general or specific duties at any time.

14. GRIEVANCE AND DISCIPLINARY PROCEDURE

14.1 The CEO shall refer any grievance about his employment hereunder in writing to the Board.

14.2 All disciplinary matters relating to the CEO will be dealt with by the Board. In considering any such matters, the Board will ensure that any matters of concern will be brought to the CEO’s attention and an opportunity given for an explanation before any decision is made as to the form (if any) of disciplinary action to be applied.

15. NOTICES

Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or by internationally-recognized courier service (with receipt acknowledged), as follows:

If to the Company, to:

c/o WidePoint Global Solutions, Inc.
Attention: Jin Kang
7926 Jones Branch Drive, Suite 520
McLean, Virginia 22102

If to CEO, to:

Ian Sparling
143 Booterstown Avenue
Blackrock
Co Dublin
Ireland

or such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

16. MISCELLANEOUS

16.1 This Agreement supersedes all prior representations, arrangements, understandings and agreements between the parties hereto relating to the subject-matter hereof, and sets forth the entire, complete and exclusive agreement and understanding between the parties relating to the subject matter hereof; no party has relied on any representation, arrangement, understanding or agreement (whether written or oral) not expressly set out or referred to in this Agreement.

16.2 It is agreed by and between the parties hereto that the parties will, in the light of circumstances prevailing from time to time, consider modifications or alterations to the within Agreement and, in the event of any such modifications and alterations being agreed between the parties hereto, then and in that event the said modifications and/or alterations shall be recorded as addenda of the within Agreement and shall be executed by the parties hereto. No amendment, change or addition to the terms of this Agreement shall be effective or binding on either party unless reduced to writing and executed by both parties.

16.3 This Agreement will be governed by and construed in accordance with the laws of Ireland, including its rules as to the conflict of laws and is subject to the exclusive jurisdiction of the Courts of the Republic of Ireland.

16.4 This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same agreement. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including .pdf files), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

16.5 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16.6 This Agreement is intended to bind and inure to the benefit of and be enforceable by the CEO and the Company, and their respective successors and assigns. The CEO may not assign the CEO’s rights or delegate the CEO’s obligations hereunder without the prior written consent of the Company. The Company may assign its respective rights and delegate its duties hereunder without the consent of the CEO to any member of the Group or other affiliate of the Company.

16.7 If either party breaches this Agreement, the prevailing party shall be entitled to recover costs, including reasonable attorneys’ fees, from the non-prevailing party.

17. POST-TERMINATION RESTRICTIONS

17.1 For the purposes of this clause 17 the following words have the specified meanings:

“Company Business” shall mean the full range of business activities heretofore carried on by the Company, its Subsidiaries or its associated entities, including but not limited to developing, marketing and distributing telecom data intelligence hosting services for mobile and fixed operators, managing telecom data, developing and innovating telecom data management software and performing related services, including telecom expense management services, and selling and distributing same worldwide with particular emphasis on Ireland and the United Kingdom.

“Restricted Period” shall mean the period commencing from the date of termination of the CEO’s employment under this Agreement (for whatever reason) and continuing for twelve (12) months thereafter (such period to be reduced by any period of “garden leave” as described in clause 10.7 hereof); provided, however, that if for whatever reason the twelve (12) months is considered unreasonable by a court of competent jurisdiction, the Restricted Period shall mean six (6) months.

“Restricted Territory” shall mean Ireland and the United Kingdom.

17.2 The CEO acknowledges and agrees that all of the restrictions contained herein are reasonable and necessary to protect the under listed proprietary interests of the Company:

(a)           Trade secrets and confidential information.

(b)           Trade connections.

(c)           Existing employees.

(d)           The Company’s IP.

17.3 Upon the termination of the CEO’s employment hereunder howsoever arising, the CEO will not for the duration of the Restricted Period and within the Restricted Territory either directly or indirectly (without the prior written consent of the Company):

(a)
Canvass, solicit or approach or cause to be canvassed, solicited or approached for orders any person, firm or company who at any time during the twelve months immediately preceding the date of termination of the CEO’s employment is or was:

(i)
in negotiation for the supply of goods or services with the Company or any Subsidiary; or

(ii)
A client or customer of the Company; or

(iii)
In the habit of dealing with the Company where the orders relate to goods and/or services which are competitive with or of the type supplied by the Company and where the CEO acting in the course of the CEO’s duties dealt or had contact with the person, firm or company during the twelve (12) months immediately preceding the date of termination.

(b)
Solicit or entice or endeavour to solicit or entice away from the Company or employ or engage, whether on the CEO’s own behalf or on behalf of others, any person who is or was employed or engaged by the Company in an executive, senior manager, technical or sales capacity at any time during the twelve (12) month period immediately preceding the date on which the CEO’s employment with the Company terminated; or

(c)           Interfere or seek to interfere with the supply and/or continuation of such supply and/or the terms of such supply to the Company of any goods or services by any supplier who is key to the Company’s business interests who, during the twelve months preceding the date of the CEO’s termination, supplied goods or services to the Company, being a supplier of goods or services with whom during such twelve-month period the CEO had dealings of a material kind.

17.4 The CEO agrees that the Company may seek equitable remedies to enforce the restrictions contained in this Agreement in addition to any other legal remedies it has.

17.5 Each of the restrictions set out in this clause 17 is an entirely separate, severable and independent restriction and all such restrictions shall (without prejudice to their generality) apply to any action taken by the CEO whether as agent, representative, principal, employee, consultant or as a director or other officer of any company, or by any company controlled by the CEO or any associate of the CEO.

17.6 In the event that any of the restrictions contained in clause 17 herein are adjudged by a court of competent jurisdiction to go beyond what is reasonable, in all the circumstances, for the protection of the legitimate interests of the Company, its Subsidiaries or related entities but would be adjudged reasonable if any particular restriction or restrictions, or part thereof, were deleted or amended in any manner, then the restrictions in question shall apply with such deletions or amendments as may be decided by a court of competent jurisdiction, without affecting the remaining provisions thereof.

17.7 For the avoidance of doubt, the termination of this agreement (for whatever reason) shall not affect the operation of this clause 17.

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IN WITNESS WHEREOF this Agreement has been entered into on the date first herein written:

SIGNED on behalf of the
Company in the presence
of:
Kito Mussa	Signature
CFO, WidePoint Corporation
President & CEO WidePoint Corporation
Title

SIGNED by the CEO
in the presence of:
Signature